                                                                  EXHIBIT 4.3(e)

This Note is a Global Security within the meaning of the Indenture referred to herein and is registered in the name of a Depositary or a nominee of a Depositary. Unless this certificate is presented by an authorized representative of The Depositary Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depositary Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.


REGISTERED                                                     REGISTERED
                                                               Principal Amount:
No. MA-                                                        $
                                                               CUSIP
                                                               No.



                                  U.S. BANCORP
                    Medium-Term Note, Series M (Subordinated)
                            (Global Fixed Rate Note)


ORIGINAL ISSUE DATE:                            MATURITY DATE:

INTEREST RATE:                                  REDEMPTION TERMS:

OTHER TERMS:





         U.S. BANCORP, a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ________________________________ or registered assigns, the principal sum of _____________________________ DOLLARS ($__________) on the
Maturity Date shown above or, together with any premium thereon, upon any applicable Redemption Date, and to pay interest thereon from the Original Issue Date shown above or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, on (but excluding) each February 1 and August 1 or such other dates, if any, as are specified under "Other Terms" above (the "Interest Payment Dates"), commencing with the Interest Payment Date immediately following the Original Issue Date, at the rate per annum equal to the Interest Rate shown above, until the principal hereof is paid or made available for payment; provided, however, that if the Original Issue Date is between a Regular Record Date and an Interest Payment Date, interest payments will be made on the Interest Payment Date following the next succeeding Regular Record Date. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will as provided in the Indenture be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date related to the Interest Payment Date, which shall, unless otherwise specified under "Other Terms" above, be the day (whether or not a Business Day) fifteen calendar days preceding each Interest Payment Date; provided, however, that interest payable on the Maturity Date of this Note or any applicable Redemption Date shall be payable to the Person to whom principal shall be payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder hereof on such Regular Record Date and may be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date. In the event that any Maturity Date is not a Business Day, the principal otherwise payable on such date will be paid on the next day that is a Business Day with the same force and effect as if made on such Maturity Date, and no interest will accrue for the period from and after that Maturity Date. In the event that any Interest Payment Date or any applicable Redemption Date is not a Business Day, such Interest Payment Date or Redemption Date shall be postponed to the next day that is a Business Day and no interest will accrue for the period from and after that Interest Payment Date or Redemption Date. Payment of the principal of (and premium, if any) and interest on this Note will be made at the corporate trust office of the Paying Agent, U.S. Bank Trust National Association, maintained for that purpose in the Borough of Manhattan, the City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of the principal of (and premium, if any) and interest on this Note due on the Maturity Date or any applicable Redemption Date will be made in immediately available funds upon presentation of this Note. Interest on this Note shall be computed on the basis of a 360-day year of twelve 30-day months. If possible Redemption Dates or periods within which Redemption Dates may occur and the related Redemption Prices (expressed as percentages of the principal amount of this Note) are set forth above under "Redemption Terms", this Note is subject to redemption, in whole or in part, at the option of the Company prior to the Maturity Date upon not less than 30 nor more than 60 days' notice mailed to the registered holder of the Note.

         Reference is hereby made to the further provisions of this Note set forth on the reverse side hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee identified below, by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


                                                U.S. BANCORP


Dated:                                          By____________________________
                                                Vice President

                                                Attest________________________
                                                Assistant Secretary

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

This is one of the Securities of the
series designated herein and issued
pursuant to the within-mentioned
Indenture.



CITIBANK, N.A.,
as Trustee


By______________________________
Authorized Signatory

Or by

U.S. BANK TRUST NATIONAL ASSOCIATION,
as Authenticating Agent


By______________________________
Authorized Officer

                             [Reverse Side of Note]

                                  U.S. BANCORP
                    Medium-Term Note, Series M (Subordinated)
                            (Global Fixed Rate Note)



         This Note is one of a duly authorized issue of securities of the Company (herein called the "Notes"), issued or to be issued in one or more series under an Indenture, dated as of October 1, 1991, as amended by a First Supplemental Indenture dated as of April 1, 1993 (as so amended, the "Indenture"), between the Company and Citibank, N.A., as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the Holders of Senior Indebtedness and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated herein. By the terms of the Indenture, additional Notes of this series and of other separate series, which may vary as to date, amount, Stated Maturity, interest rate or method of calculating the interest rate and in other respects as therein provided, may be issued in an unlimited principal amount.

         The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture referred to above, subordinate and subject in right of payment to the prior payment in full of the principal of and premium, if any, and interest on all Senior Indebtedness of the Company, as defined in the Indenture, and each Holder of this Note, by accepting the same, agrees to and shall be bound by the provisions of the Indenture and authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination of this Note as provided in the Indenture and appoints the Trustee his attorney-in-fact for any and all such purposes.

         If possible Redemption Dates or periods within which Redemption Dates may occur and the related Redemption Prices (expressed as percentages of the principal amount of this Note) are set forth on the face hereof under "Redemption Terms", this Note is subject to redemption prior to the Maturity Date upon not less than 30 nor more than 60 days' notice mailed to the Person in whose name this Note is registered at such address as shall appear in the Security Register of the Company, on any Redemption Date so specified or occurring within any period so specified, as a whole or in part, at the election of the Company, at the applicable Redemption Price so specified, together in the case of any such redemption with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of this Note (or one or more predecessor Notes) at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture. In the event of redemption of less than all of the principal of this Note, a new Note of this series and with similar terms, and of an authorized denomination representing the unredeemed portion of this Note will be issued in the name of the Holder hereof upon the cancellation hereof. Unless otherwise specified on the face hereof under "Redemption Terms," this Note is not subject to any sinking fund.

         If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of all the Notes may (subject to the conditions set forth in the Indenture) be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding of each series to be affected and, for certain purposes, without the consent of the Holders of any Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         Subject to the rights of holders of Senior Indebtedness of the Company set forth in this Note and as provided in the Indenture referred to above, no reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         Unless otherwise set forth on the face hereof, under "Other Terms", the Notes of this series are issuable only in fully registered form without coupons in denominations of $1,000 or any amount in excess of $1,000 which is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered in the Security Register as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         This Note may have such additional or different terms as are set forth on the face hereof under "Other Terms." Any terms so set forth shall be deemed to modify and/or supersede, as necessary, any other terms set forth in this Note.

         This Note shall be governed by and construed in accordance with the laws of the State of New York.

         All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                  ABBREVIATIONS

         The following abbreviations, when used in this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM--as tenants in common
         TEN ENT--as tenants by the entireties
         JT TEN--as joint tenants with right of survivorship
                 and not as tenants in common
         UNIF GIFT MIN ACT--_______________Custodian_______________
                                (Cust)                  (Minor)

                        under Uniform Gift to Minors Act

                   __________________________________________
                                     (State)


Additional abbreviations may be used though not in the above list.

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto:

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

-------------------------------


-------------------------------



--------------------------------------------------------------------------------
     (Name and address of assignee, including zip code, must be printed or typewritten)


--------------------------------------------------------------------------------
the within Note, and all rights thereunder, hereby irrevocably constituting and appointing


                                                                        Attorney
-----------------------------------------------------------------------
to transfer said Note on the books of the within Company, with full power of substitution in the premises


Dated
      ---------------                           --------------------------------

                                                --------------------------------




         NOTICE: The signature to this assignment must correspond with the name as written upon the within Note in every particular, without alteration or enlargement or any change whatever and must be guaranteed by a commercial bank or trust company having its principal office or a correspondent in the City of New York or by a member of the New York Stock Exchange.